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                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 1, 2000





                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)             File Number)   Identification No.)


         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events

     On November 1, 2000, Crown Central Petroleum Corporation (CNPa and CNPb on the American Stock Exchange) announced that it had granted Apex Oil Company a 30 day extension of the deadline for Apex to commence an all-cash tender offer for the acquisition of Crown. Crown previously announced that the September 29, 2000 Apex deadline would be extended until October 31, 2000 to enable Apex to complete its due diligence.

     Crown's special committee of its Board of Directors granted the extension to permit further discussions and negotiations in connection with Apex's proposal to acquire Crown. The extension is conditioned upon reasonable progress being made throughout the extension period. Apex, a Missouri corporation, owns approximately 14.7% of Crown's Class A common stock and 3.5% of Crown's Class B common stock.


Item 7(c)     EXHIBITS

Exhibit No.     Description
-----------     -----------

    99          Press Release dated November 1, 2000


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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)


                         By: /s/ John E. Wheeler, Jr.
                             ------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer


Dated: November 1, 2000



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                             EXHIBIT INDEX
                             -------------


      Exhibit No.        Description

         99              Press Release dated November 1, 2000